Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 on Form 8-K (No. 333-258176) of FirstSun Capital Bancorp of our report, dated April 12, 2022, on the consolidated financial statements of Pioneer Bancshares, Inc.

/s/ Crowe LLP

Houston, Texas
June 14, 2022